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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                                                          Dated: October 1, 2003

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during October 2003 is 1.7875%. This interest rate was calculated as follows:

Applicable LIBOR        +      Number of basis points        =     Initial Rate
for October 2003               set by State of Israel
                               at beginning of monthly
                               sales period

1.1875%                 +      60 BASIS POINTS               =       1.7875%

Applicable LIBOR is then adjusted January 1 and July 1.

Notes purchased in November 2003 will receive the rate and spread in effect for that sales period.